SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

FONAR CORPORATION

______________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	0-10248	11-2464137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
110 Marcus Drive Melville, New York 11747 (631) 694-2929
(Address, including zip code, and telephone number of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Richard E. Turk was selected by the remaining four directors of the Company to fill the vacancy in the Board of Directors resulting from the unfortunate death of Robert J. Janoff on May 15, 2020. Mr. Turk was also appointed to fill the vacancy on the Audit Committee. Mr. Turk is an independent director as defined under the NASDAQ Rules, thereby assuring that a majority of Fonar Corporation’s directors and all the members of the Audit Committee will be independent.

Because of the lack of time, Mr. Turk will not be on the ballot for the Annual Meeting of Stockholders to be held on June 15, 2020. The first time he will be on the ballot will be for Fonar Corporation’s next Annual Meeting.

Mr. Turk has been and is the Chief Development Officer of PRISM Vision Group since November 2018, where he serves as Chief Development Officer, and previously, he served as Director of Mergers and Acquisitions, Vice President of Mergers and Acquisitions and lastly as Chief Growth Officer for Professional Physical Therapy from July 2014 to August 2018.

Exhibit 99.1 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONAR CORPORATION

(Registrant)

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By /s/ Timothy R. Damadian

Timothy R. Damadian

President and CEO

Dated: June 9, 2020